     As filed with the Securities and Exchange Commission on March 21, 2001
--------------------------------------------------------------------------------
                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ----------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                          PEERLESS SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                             95-3732595
(State or Other Jurisdiction of              (I.R.S. Employer
 Incorporation or Organization)             Identification No.)

                             2381 ROSECRANS AVENUE
                         EL SEGUNDO, CALIFORNIA  90245
                    (Address of Principal Executive Offices)

                          PEERLESS SYSTEMS CORPORATION
                 1996 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                           (Full title of the Plans)

                                HOWARD J. NELLOR
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             2381 ROSECRANS AVENUE
                         EL SEGUNDO, CALIFORNIA  90245
                    (Name and Address of Agent For Service)

                                 (310) 536-0908
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                          Siobhan McBreen Burke, Esq.
                     Paul, Hastings, Janofsky & Walker  LLP
                      555 South Flower Street, 23rd Floor
                          Los Angeles, CA  90071-2371
                                 (213) 683-6000

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                 Title Of                       Amount      Proposed Maximum    Proposed Maximum      Amount of
                Securities                       To Be       Offering Price    Aggregate Offering   Registration
             To Be Registered                 Registered       Per Share             Price               Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value,
issuable pursuant to the 1996 Employee
Stock Purchase Plan, as amended.               500,000(1)        $0.53               $265,000           $66.25(2)
-----------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's common stock which become issuable under the Registrant's 1996 Employee Stock Purchase Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock. The securities being registered pursuant to this Registration Statement represent additional securities authorized for issuance under Registrant's 1996 Employee Stock Purchase Plan which originally authorized the issuance of 300,000 shares of Common Stock. Such original securities were registered pursuant to Registrant's Registration Statement on Form S-8 file with the SEC on October 9, 1996.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of high and low sale prices for a share of common stock of Peerless Systems Corporation as reported on the NASDAQ National Market on March 14, 2001.

                                     PART I

                      INFORMATION REQUIRED IN THE SECTION
                                10(a) PROSPECTUS


         The information required by Part I of Form S-8 is contained in a
Section 10(a) prospectus to be distributed to optionee and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
------

         The following documents filed by Peerless Systems Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated into this Registration Statement and made a part hereof by this reference:

         (a) The Company's Annual Report on Form 10-K as filed with the Commission on April 28, 2000 for the year ended January 31, 2000;

         (b) The Company's Quarterly Report on Form 10-Q as filed with the Commission on June 14, 2000 for the quarter ended April 30, 2000;

         (c) The Company's Current Report on Form 8-K as filed with the Commission on July 5, 2000;

         (d) The Company's Current Report on Form 8-K as filed with the Commission on July 14, 2000;

         (e) The Company's Current Report on Form 8-K as filed with the Commission on August 1, 2000;

         (f) The Company's Quarterly Report on Form 10-Q as filed with the Commission on September 14, 2000 for the quarter ended July 31, 2000;

         (g) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (Commission File No. 0-21287) filed with the Commission on August 30, 1996;

         (h) The Company's Quarterly Report on Form 10-Q as filed with the Commission on December 15, 2000 for the quarter ended October 31, 2000

         (i) The Company's Current Report on Form 8-K as filed with the Commission on December 19, 2000; and

         (j) The Company's Amended and Restated Quarterly Report on Form 10-Q/A as filed with the Commission on January 4, 2001 for the quarter ended October 31, 2000.

         In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents with the Commission.

Item 4.  Description of Securities
------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel
------

         Not applicable.

Item 6.  Indemnification of Directors and Officers
------

         The Company is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that any person may be indemnified by a Delaware corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee, or agent of the corporation. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

         The Company's Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the directors' duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the DGCL, or (iv) for any transaction from which the director derives any improper personal benefit. In addition, the Company's Bylaws provide that any director or officer who was or is a party or is threatened to be made a party to any action or proceeding by reason of his or her services to the Company will be indemnified to the fullest extent permitted by the DGCL.

         The Company has entered into indemnification agreements with each of its directors and executive officers pursuant to which the Company has agreed to indemnify each of them against expenses and losses incurred for claims brought against them by reason of their being a director of executive officer of the Company. In addition, the Company maintains directors' and officers' liability insurance. There is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director or executive officer.

Item 7.  Exemption from Registration Claimed
------

         Not Applicable.

Item 8.  Exhibits
------


   Exhibit             Description
   -------             -----------
     4.1*     Certificate of  Incorporation of Peerless Systems Corporation
     4.2*     Bylaws of Peerless Systems Corporation
     5.1      Opinion of Paul, Hastings, Janofsky & Walker LLP as to the
               legality of the securities being registered
    23.1      Consent of Ernst & Young LLP, Independent Auditors

   Exhibit             Description
   -------   -----------------------------------------------------------------
     23.2    Consent of PricewaterhouseCoopers LLP
     23.3    Consent of Paul, Hastings, Janofsky & Walker LLP (included in
              Exhibit 5.1)
     24.1    Power of Attorney (included in the signature page to this
              registration statement)
     99.1    1996 Employee Stock Purchase Plan, as amended

 * Filed with the Company's Registration Statement on Form S-1 (File No. 333-09357) and incorporated herein by reference.


Item 9.  Undertakings
------

         1.  The undersigned registrant hereby undertakes:

             (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on March 15, 2001.

                              PEERLESS SYSTEMS CORPORATION


                              By    /s/ Howard J. Nellor
                                    --------------------
                              Name:  Howard J. Nellor
                              Title: President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard J. Nellor, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

             Signatures                                Title                          Date
             ----------                                -----                          ----
/s/ Howard J. Nellor                   President and Chief Executive Officer    March 15, 2001
------------------------------------
Howard J. Nellor

/s/  William R. Neil                   Vice President of Finance and Chief      March 15, 2001
------------------------------------   Financial Officer
William R. Neil

/s/ Adam Au                            Director                                 March 15, 2001
------------------------------------
Adam Au

/s/ Robert L. North                    Director                                 March 15, 2001
------------------------------------
Robert L. North

/s/ Robert G. Barrett                  Director                                 March 15, 2001
------------------------------------
Robert G. Barrett

                               INDEX TO EXHIBITS

  Exhibit                                                  Description
-----------     --------------------------------------------------------------------------------------------
   4.1*         Certificate of  Incorporation of Peerless Systems Corporation
   4.2*         Bylaws of Peerless Systems Corporation
   5.1          Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the securities being registered
  23.1          Consent of Ernst & Young LLP,  Independent Auditors
  23.2          Consent of PricewaterhouseCoopers LLP
  23.3          Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)
  24.1          Power of Attorney (included in the signature page to this registration statement)
  99.1          1996 Employee Stock Purchase Plan, as amended

  * Filed with the Company's Registration Statement on Form S-1 (File No. 333-09357) and incorporated herein by reference.